Exhibit 1.6

Execution Version

AMENDMENT AGREEMENT

BY AND AMONG

VERIZON COMMUNICATIONS INC.

AND

INCAPITAL LLC

AND

THE OTHER AGENTS PARTY TO THE SELLING AGENT AGREEMENT (AS DEFINED BELOW)

Dated as of August 28, 2019

Reference is made to the Selling Agent Agreement, dated as of May 15, 2017 (the “Original Agreement”), by and among Verizon Communications Inc. (the “Company”), Incapital LLC (the “Purchasing Agent”), the agents listed on the signature pages thereto and each person that shall become an Agent (as defined in the Selling Agent Agreement) from time to time as provided therein (together with the Purchasing Agent, the “Agents”), as well as the Acknowledgment and Agreement, dated as of July 27, 2017, by and among the Company and the Agents (the “Amendment” and, together with the Original Agreement, the “Selling Agent Agreement”). Capitalized terms used, but not defined, herein shall have the meanings set forth in the Selling Agent Agreement.

I.	Certificate Delivery Requirements

WHEREAS, whenever the Company is required to provide a certificate of an Authorized Officer or written opinions pursuant to subsections (b) and (c), respectively, of Section IX of the Selling Agent Agreement, such respective subsection provides that the certificate and written opinions, as applicable, shall be “dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be;”

WHEREAS, whenever the Company is required to provide a letter pursuant to subsection (d) of Section IX of the Selling Agent Agreement, such subsection provides that the letter shall be “dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of effectiveness of such amendment, supplement or document filed with the Commission, as the case may be;” and

WHEREAS, whenever the Company is required to provide a certificate of the Corporate Secretary, or an Assistant Corporate Secretary or Assistant Secretary, of the Company pursuant to subsection (b) of Section IX of the Selling Agent Agreement, such subsection provides that the certificate shall be “dated the date specified in the applicable Terms Agreement or dated the date of filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be.”

In consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Agents hereby acknowledge and agree as follows:

1.	Section IX(b) of the Selling Agent Agreement hereby is amended and restated in its entirety as set forth below:

(b) Each time:

(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2)    the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement;

(3)    the Company prices the first offering of Notes following the filing with the Commission of a Current Report on Form 8-K (i) under Item 2.02 of Form 8-K or (ii) otherwise containing financial information, in each case, that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement; provided that an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q has not been filed during the period between the filing of such Current Report on Form 8-K and the pricing of such offering; or

(4)    if required by the Agents after the Registration Statement or the Program Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall furnish or cause to be furnished to the Agents (i) a certificate of an Authorized Officer dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents, to the effect that the statements contained in the certificate referred to in Section III(b) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Program Prospectus and the Disclosure Package, each as amended and supplemented to such time) and (ii) a certificate of the Corporate Secretary, or an Assistant Corporate Secretary or Assistant Secretary, of the Company dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents to the effect that the statements contained in the certificate referred to in Section III(d) hereof which was last furnished to the Agents are true and correct as of the date specified in the applicable Terms Agreement or at the time of such filing, amendment or supplement, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement, the Program Prospectus and the Disclosure Package, each as amended and supplemented to such time).

2.	Section IX(d) of the Selling Agent Agreement hereby is amended and restated in its entirety as set forth below:

(d) Each time:

(1)    the applicable Terms Agreement so specifies (unless waived by the Purchasing Agent);

(2)    the Company files with the Commission an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement;

(3)    the Company prices the first offering of Notes following the filing with the Commission of a Current Report on Form 8-K (i) under Item 2.02 of Form 8-K or (ii) otherwise containing financial information, in each case, that is incorporated by reference into the Registration Statement, the Basic Prospectus or the Program Prospectus Supplement; provided that an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q has not been filed during the period between the filing of such Current Report on Form 8-K and the pricing of such offering; or

(4)    if required by the Agents after the Registration Statement or the Program Prospectus or the Disclosure Package has been amended or supplemented (other than by an amendment or supplement (i) providing solely for the establishment of, or a change in, the interest rates or formulas, maturity dates or price of Notes or similar changes, (ii) effected by the filing of a document with the Commission pursuant to the 1934 Act or (iii) relating solely to an offering of securities other than the Notes) or a new Registration Statement is used by the Company with respect to the Notes, the Company shall cause the Independent Accounting Firm to furnish to the Agents a letter, dated the date specified in the applicable Terms Agreement or dated within two (2) Business Days of the date of the filing with the Commission of such supplement or document or the date of effectiveness of such amendment, as the case may be, in form reasonably satisfactory to the Agents, of the same tenor as the portions of the letter referred to in Section III(c) hereof, but modified to relate, as applicable, to the Registration Statement, the Program Prospectus and the Disclosure Package, each as amended and supplemented to the date of such letter; provided, however, that if the Registration Statement, the Program Prospectus or the Disclosure Package is amended or supplemented solely to include financial information as of and for a fiscal quarter, the Independent Accounting Firm may limit the scope of such letter to the unaudited financial statements included in such amendment or supplement.

II.	Change to Selling Agent’s Legal Name

WHEREAS, the Selling Agent Agreement was executed by Merrill, Lynch, Pierce, Fenner & Smith Incorporated (“MLPF&S”) as Agent; and

WHEREAS, the current business of MLPF&S was reorganized into two affiliated broker-dealers (i.e., MLPF&S and BofA Securities, Inc.) in which BofA Securities, Inc. is the new legal entity for the institutional services that were provided by MLPF&S. MLPF&S, an Agent under the Selling Agent Agreement dated May 15, 2017, assigned its rights and obligations as Agent to BofA Securities, Inc.

In consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Agents hereby acknowledge and agree as follows:

1.	All references to “Merrill Lynch, Pierce, Fenner & Smith Incorporated” are replaced with “BofA Securities, Inc.”

III.	Recognition of the U.S. Special Resolution Regimes:

In consideration of the premises and the agreements, provisions and covenants herein contained, the Company and the Agents hereby acknowledge and agree as follows:

1.	The following language is included in its entirety as Section XVI in the Selling Agent Agreement as set forth below:

XVI.

(a) In the event that any Selling Agent that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Selling Agent of this Selling Agent Agreement, and any interest and obligation in or under this Selling Agent Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Selling Agent Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Selling Agent that is a Covered Entity or a BHC Act Affiliate of such Selling Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Selling Agent Agreement that may be exercised against such Selling Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Purchase Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this section, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

IV.	General

1.

Except for the changes made by this Amendment to the Selling Agent Agreement, the Selling Agent Agreement remains in full force and effect without other modification. All references to the “Agreement” in the Selling Agent Agreement mean the Selling Agent Agreement as amended hereby

2.	This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that state.

3.

This Amendment may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Facsimile signatures shall be deemed original signatures.

IN WITNESS THEREOF, the patties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

VERIZON COMMUNICATIONS INC.

By:	/s/ Scott Krohn
Name: Scott Krohn
Title: Senior Vice President and Treasurer

[Signature Page to Amendment Agreement]

INCAPITAL LLC

By:	/s/ Brian Walker
Name: BRIAN WALKER
Title: MANAGING DIRECTOR

[Signature Page to Amendment Agreement]

MORGAN STANLEY & CO. LLC

By:	/s/ Ian Drewe
Name: IAN DREWE
Title: ED

[Signature Page to Amendment Agreement]

BOFA SECURITIES, INC.

By:	/s/ Andrew Karp
Name: Andrew Karp
Title: Managing Director

[Signature Page to Amendment Agreement]

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Director

[Signature Page to Amendment Agreement]

RBC CAPITAL MARKETS, LLC

By:	/s/ Jigue Shingsar
Name: JIGUE SHINGSAR
Title: MANAGING DIRECTOR

[Signature Page to Amendment Agreement]

WELLS FARGO CLEARING SERVICES, LLC

By:	/s/ Julie L. Perniciaro
Name: Julie L. Perniciaro
Title: Senior Vice President

[Signature Page to Amendment Agreement]